EXHIBIT 99.1

                                                                Execution Copy

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                                MASTER AGREEMENT

                                      AMONG

                                   ENRON CORP.

                            ENRON NORTH AMERICA CORP.

                             ENRON NET WORKS L.L.C.

                                       AND

                                     UBS AG







DATED AS OF JANUARY 14, 2002

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
                                TABLE OF CONTENTS
                                -----------------

Introduction...................................................................................1


Article I             The Transactions.........................................................2

           1.1.      Transactions to Occur at Closing..........................................2
           1.2.      UBS Not Successor to the Enron Parties; No Assumed Liabilities............2
           1.3.      Closing...................................................................2
           1.4.      Deposit...................................................................2

Article II            Representations And Warranties...........................................3

           2.1.      Representations and Warranties by the Enron Parties.......................3
                     (a)       Organization, Standing and Power................................3
                     (b)       Authority; Binding Agreements...................................3
                     (c)       Conflicts; Consents.............................................3
                     (d)       Intellectual Property; Information Technology...................4
                     (e)       Reserved........................................................4
                     (f)       Litigation, Liabilities, etc....................................4
                     (g)       Compliance; Governmental Authorizations.........................4
                     (h)       Employees and Compensation......................................4
                     (i)       Certain Employees...............................................5
                     (j)       Benefit Plans...................................................5
                     (k)       Taxes...........................................................5
                     (l)       Brokers.........................................................5
                     (m)       Certain Regulatory Matters......................................5
                     (n)       Financial Information...........................................5
                     (o)       VaR Matters.....................................................6
           2.2.      Representations and Warranties by UBS.....................................6
                     (a)       Organization and Standing.......................................6
                     (b)       Authority; Binding Agreements...................................6
                     (c)       Conflicts; Consents.............................................6
                     (d)       Brokers.........................................................7

Article III           Additional Agreements....................................................7

           3.1.      Bankruptcy Actions........................................................7
           3.2.      Non-Solicitation; Maintenance of Confidentiality..........................8


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           3.3.      Expenses..................................................................8
           3.4.      Conduct of Gas and Power Business.........................................9
           3.5.      Further Assurances........................................................9
           3.6.      Access and Information....................................................9
           3.7.      Confidentiality..........................................................10
           3.8.      Employee Matters.........................................................11
           3.9.      Taxes....................................................................12

Article IV            Conditions Precedent....................................................13

           4.1.      Conditions of Obligations of UBS and Enron Parties.......................13
           4.2.      Conditions of Obligations of UBS.........................................14
                     (a)       Representations, Warranties and Covenants......................14
                     (b)       Certificates...................................................14
                     (c)       Related Agreements.............................................14
                     (d)       Consents, Amendments and Terminations..........................15
                     (e)       Employment Agreements and Offer Letters........................15
                     (f)       Leases.........................................................15
                     (g)       Canada.........................................................15
                     (h)       Order Regarding Royalty Acceleration...........................15
                     (i)       Employee Bonuses...............................................15
           4.3.      Conditions of Obligations of the Enron Parties...........................15
                     (a)       Representations, Warranties and Covenants......................16
                     (b)       Certificates...................................................16
                     (c)       Related Agreements.............................................16
                     (d)       Other Documents................................................16

Article V             Indemnification.........................................................16

           5.1.      Indemnification..........................................................16
           5.2.      Certain Limitations......................................................18
           5.3.      Procedures Relating to Third Party Claims................................18
           5.4.      Procedures Related to Claims other than Third Party Claims...............18
           5.5.      Calculation of Indemnity Payments........................................19
           5.6.      Right of Set-Off.........................................................19

Article VI            Miscellaneous...........................................................19

           6.1.      Entire Agreement.........................................................19


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           6.2.      Termination..............................................................19
           6.3.      Descriptive Headings; Certain Interpretations............................20
           6.4.      Notices..................................................................20
           6.5.      Counterparts.............................................................21
           6.6.      Survival.................................................................22
           6.7.      Benefits of Agreement....................................................22
           6.8.      Amendments and Waivers...................................................22
           6.9.      Assignment...............................................................22
           6.10.     Enforceability...........................................................22
           6.11.     GOVERNING LAW; JURISDICTION..............................................22
           6.12.     No Partnership...........................................................23
           6.13.     Termination of Confidentiality Agreement.................................23

Article VII            Definitions............................................................23










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
           MASTER AGREEMENT, dated as of January 14, 2002, among Enron Corp., an Oregon corporation and debtor-in-possession under Chapter 11 Case No. 01-16034 (AJG), jointly administered, in the Southern District of New York ("Enron"), Enron North America Corp., a Delaware corporation and debtor-in-possession under Chapter 11 Case No. 01-16035
           (AJG), jointly administered, in the United States Bankruptcy Court for the Southern District of New York ("ENA"), Enron Net Works L.L.C., a Delaware limited liability company and debtor-in-possession under Chapter 11 Case No. 01-16078 (AJG), jointly administered, in the United States Bankruptcy Court for the Southern District of New York ("Net Works," and together with Enron and ENA, individually an "Enron Party," and collectively, the "Enron Parties"), and UBS AG, a Swiss corporation ("UBS").
           -----------------------------------------------------------

                                  INTRODUCTION

                     The Enron Parties are or have been engaged in the business of trading and marketing, and making markets in, Gas and Power Commodities and related risk management and financial services in North America (the "Gas and Power Business"). "Gas and Power Commodities" means natural gas (excluding natural gas liquids) and electricity, as well as any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative instrument, contract or arrangement based on any of the foregoing Gas and Power Commodities and including, but not limited to, contracts for the forward delivery of physical output or assets or physical load obligations. The Gas and Power Business, as it refers to business conducted by UBS and its Affiliates after the Closing Date, excludes the already-existing risk management and financial services business of UBS and its Affiliates (including its business relating to interest rate, foreign exchange and equity derivatives), as it may be conducted from time to time, including as it may be conducted with counterparties in the Gas and Power Business.

                     The Enron Parties, along with certain of their Affiliates, have filed voluntary petitions (the "Petitions") for relief commencing cases (collectively, the "Chapter 11 Case") under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

                     UBS desires to license from the Enron Parties certain intellectual property used in the Gas and Power Business, receive from them information technology support services necessary to operate the Gas and Power Business as contemplated in the License Agreement, lease certain office space from them for the conduct of the Gas and Power Business and employ certain of their personnel relating to the Gas and Power Business, and the Enron Parties desire the same, all in the manner and subject to the terms and conditions set forth herein and in accordance with sections 105, 363 and 365 of the Bankruptcy Code.

                     Enron and certain of its subsidiaries intend to continue in the management and possession of their assets and businesses as debtors-in-possession in the Chapter 11 Case pursuant to Sections 1107 and 1108 of the Bankruptcy Code and subject to the terms and conditions of this Agreement.

                     In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

                                   Article I
                               THE TRANSACTIONS

                     1.1. Transactions to Occur at Closing. On the terms and subject to the conditions set forth in this Agreement and subject to the approval of the Bankruptcy Court pursuant to sections 105, 363 and 365 of the Bankruptcy Code, the following transactions shall occur at the Closing (as defined herein):

                     (a) the Enron Parties and UBS shall enter into the Comprehensive License Agreement substantially in the form attached as Exhibit A hereto (the "License Agreement"); and

                     (b) the Enron Parties (or their Affiliates, as applicable) and UBS (or its Affiliates, as applicable) shall enter into the other Related Agreements.

                     1.2. UBS Not Successor to the Enron Parties; No Assumed Liabilities. Neither UBS nor any of its Affiliates shall be the successor to any Enron Party, and other than obligations under contracts to the extent expressly assumed pursuant to agreements entered into by UBS in connection with this Agreement or the Related Agreements (the "Assumed Obligations"), neither UBS nor any of its Affiliates does or will assume (or intend to assume) or become or agree to become liable to pay, perform or discharge any obligation or liability whatsoever of the Enron Parties or their Affiliates, whether relating to the Gas and Power Business or otherwise, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable (all such obligations and liabilities being, collectively, the "Enron Parties Liabilities"). The Enron Parties Liabilities shall be retained by the Enron Parties.

                     1.3. Closing. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York 10019, or such other place as Enron and UBS shall agree, at 10:00 a.m. (Eastern time zone) on the first Business Day following the date on which all conditions set forth in Article IV shall have been satisfied or waived, or such other date and time agreed to by Enron and UBS (such date of the Closing being hereinafter called the "Closing Date"). The Closing shall be deemed to be effective as of the close of business on the Closing Date.

                     1.4. Deposit. The $25 million check delivered as a deposit on behalf of UBS to Enron shall be returned uncashed to UBS upon the Closing or the termination of this Agreement in accordance with Article VI; provided that if this Agreement is properly terminated pursuant to Section 6.2(a)(vi) and none of clauses (i) through (v) of Section 6.2(a) are applicable, such deposit shall be retained by Enron.

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
                                   Article II
                         REPRESENTATIONS AND WARRANTIES

                     2.1. Representations and Warranties by the Enron Parties. The Enron Parties jointly and severally represent and warrant to UBS as follows:

                     (a) Organization, Standing and Power. Each of the Enron Parties (i) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as conducted prior to the filing of the Petitions. Each of the Enron Parties is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as conducted prior to the filing of the Petitions, other than any failure to be so qualified that has not had and could not reasonably be expected to have a Material Adverse Effect.

                     (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement, the Related Agreements to which it is a party, and all other agreements, documents and instruments contemplated in connection with this Agreement to which each Enron Party is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or limited liability company action of each Enron Party. Each Enron Party has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and each Enron Party has duly executed and delivered this Agreement. Upon the entry of the Bankruptcy Court Order, this Agreement will be and the Related Agreements and such other agreements, documents and instruments executed in connection herewith when executed and delivered will be, the legal, valid and binding obligations of each Enron Party enforceable in accordance with their respective terms.

                     (c) Conflicts; Consents. Assuming (i) the issuance of the Bankruptcy Court Order, (ii) compliance with the notification requirements of the Hart-Scott-Rodino Antitrust Act of 1976, as amended (the "HSR Act"), if any, and (iii) obtaining the waivers and consents set forth in Schedule 2.1(c), none of the execution and delivery of this Agreement, the Related Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by any Enron Party with any of the provisions hereof or thereof, will (A) conflict with or result in a breach of the certificate of incorporation or by-laws or comparable organizational documents of any Enron Party, (B) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any material note, bond, lease, hypothecation, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which an Enron Party is a party, or by which its properties or assets may be bound or affected, or (C) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to an Enron Party or such party's properties or assets (except, with respect to (B) and (C), such defaults or violations that would not reasonably be expected to have a Material Adverse Effect). Except (i) as set forth on Schedule 2.1(c), (ii) for the Bankruptcy Court Order and (iii) for filings pursuant to the HSR Act, if any, no material consent or approval by, or any notification of or filing with, any person, firm, corporation, partnership, limited liability


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
company, trust, joint venture, association or entity (governmental or private) is required in connection with the execution, delivery and performance by the Enron Parties of this Agreement, the Related Agreements or any of the other agreements, documents and instruments contemplated in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

                     (d) Intellectual Property; Information Technology. The Enron Parties hereby make the representations and warranties set forth in Sections 18.1(d) and (e) of the License Agreement, mutatis mutandis, as if such representations and warranties were included herein.

                     (e) Reserved.

                     (f) Litigation, Liabilities, etc. Except as set forth in
Schedule 2.1(f), there are not any suits, actions, claims, complaints, litigation, investigations or legal or administrative or arbitration proceedings in respect of the Gas and Power Business, pending or, to the knowledge of an Enron Party, threatened, whether at law or in equity, or before or by any federal, foreign, state, local or other governmental department, commission, board, bureau, agency or instrumentality (other than matters that would not reasonably be expected to have a Material Adverse Effect). There are not any judgments, decrees, injunctions, rulings, awards or orders of any court, governmental department, commission, agency, instrumentality or arbitrator or against an Enron Party, any of its Affiliates, or any of their respective assets or properties, relating to or affecting the Gas and Power Business (other than matters that would not reasonably be expected to have a Material Adverse Effect). None of UBS or any if its Affiliates shall assume or become responsible for any liability or obligation of the Enron Parties or any of their Affiliates of any kind as a result of its entry into and performance of this Agreement and the Related Agreements, other than the Assumed Obligations.

                     (g) Compliance; Governmental Authorizations. Except as set forth in Schedule 2.1(g) and except for any instances that would not reasonably be expected to have a Material Adverse Effect, each Enron Party is in compliance in all material respects with all applicable and legally binding federal, state, local and foreign laws, ordinances, regulations, rulings, awards, statutes, interpretations and orders (including those relating to environmental protection and occupational safety and health (the "Environmental Laws")) (collectively, "Laws") applicable to the conduct of the Gas and Power Business. To the knowledge of the Enron Parties, there are no present or past conditions relating to the Enron Parties or the Gas and Power Business that could reasonably be expected to lead to any liability material to the future conduct by UBS of the Gas and Power Business or UBS or its Affiliates or otherwise could reasonably be expected to have a Material Adverse Effect, for violation of any applicable Laws.

                     (h) Employees and Compensation. (i) None of the execution or performance of this Agreement or the Related Agreements, the Bankruptcy Court approval of this Agreement or the Related Agreements, or the consummation of the transactions contemplated hereby or thereby will (A) entitle any shareholder, director, officer, employee, independent contractor, consultant or agent of Enron or any of its Affiliates to severance pay or termination benefits or any other payment for which UBS or any of its Affiliates may be liable, (B) accelerate the time of payment or vesting, or trigger any payment or funding (or increase the amount) of compensation or benefits due to any such shareholder, director, officer, employee, independent contractor, consultant or agent or


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former shareholder, director, officer, employee, independent contractor, consultant or agent for which UBS or any of its Affiliates may become liable or
(C) obligate UBS or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or any other pension or welfare benefits to any such shareholder, director, officer, employee, independent contractor, consultant or agent for periods before the Closing Date, or if later, the date on which such Person commences employment with UBS, or for personnel whom UBS does not actually employ.

                     (i) Certain Employees. The names, places and dates of employment and a description of job title and the current base annual salary rates and the base annual salary rates, bonuses, deferred or contingent cash compensation and other like benefits paid (in cash or otherwise) in 2000 and 2001 of all Eligible Employees (as defined in Section 3.8) have been provided to UBS.

                     (j) Benefit Plans. Neither UBS nor any of its Affiliates
(A) shall be responsible for any existing or future liability under any plan, program, or arrangement maintained by an Enron Party or any of its Affiliates or under which an Enron Party or any of its Affiliates has or may have any obligation to contribute, with respect to any Enron Employee, whether such plan, program or arrangement is formal or informal, written or unwritten, and whether or not such plan, program, or arrangement is an "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "Enron Benefit Plans"); (B) shall be obligated to administer or maintain any Enron Benefit Plan; (C) shall be responsible for or have any liability whatsoever for any pending claims, lawsuits or proceedings brought under or relating to ERISA; and (D) shall be responsible for any liability to any Governmental Entity, including the Pension Benefit Guaranty Corporation, the IRS and the Department of Labor, relating to the operation of the Gas and Power Business prior to the Closing.

                     (k) Taxes. None of the Deliverables is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax nor, to the Enron Parties' knowledge, is any taxing authority in the process of imposing any Lien for Taxes upon any of the Deliverables other than a Lien for Taxes not yet due and payable.

                     (l) Brokers. Except for The Blackstone Group and Houlihan Lokey Howard & Zukin, the fees and expenses of which shall be borne by Enron, no agent, broker, investment banker, person or firm acting on behalf the Enron Parties or any of their Affiliates or under the authority of any of the Enron Parties or any of their Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby for which UBS or any of its Affiliates could be liable.

                     (m) Certain Regulatory Matters. None of the Enron Parties is an "investment company" (nor are any of the Enron Parties required to register as an "investment company") under the Investment Company Act of 1940, as amended.

                     (n) Financial Information. (i) Other than statements setting forth the earnings before interest and taxes of the Gas and Power Business, the Enron Parties do not prepare financial statements (which for purposes of this representation means balance sheets, statements of cash flows


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
or income statements) for the Gas and Power Business on a stand alone basis in the ordinary and usual course (whether on a daily, weekly, monthly, or other regular period).

                     (ii) The financial information provided to UBS by Enron concerning the operation of the Gas and Power Business prior to the filing of the Petitions accurately reflects in all material respects the financial results of the Gas and Power Business and was prepared in accordance with the books and records of Enron.

                     (o) VaR Matters. The documentation describing the functionality of the value at risk model provided to UBS in its due diligence prior to the signing of this Agreement describes substantially the same value at risk model (the "VaR Model") used in the Gas and Power Business since January 1, 2001. The Enron Parties have full and exclusive right, title, interest and ownership, including all Intellectual Property Rights associated therewith, in and to the VaR Model. No licensing fees, royalties or payments shall be due or payable by the Enron Parties, other than pursuant to the License Agreement, for the use, maintenance and upgrade of the VaR Model in any manner.

                     2.2. Representations and Warranties by UBS. UBS represents and warrants to the Enron Parties as follows:

                     (a) Organization and Standing. UBS is a company duly organized and validly existing under the laws of Switzerland.

                     (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement, the Related Agreements and all other agreements, documents and instruments contemplated in connection with this Agreement to which UBS is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of UBS. UBS has all requisite power and authority to execute, deliver and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby and UBS has duly executed and delivered this Agreement. Upon the entry of the Bankruptcy Court Order, this Agreement will be, and upon execution and delivery, the Related Agreements and such other agreements, documents and instruments to which UBS is a party will be, the legal, valid and binding obligation of UBS, enforceable in accordance with their respective terms.

                     (c) Conflicts; Consents. Assuming (i) compliance with the information requirements of the HSR Act, if any, (ii) the issuance of the Bankruptcy Court Order and (iii) the issuance and continued effectiveness of Power Marketing Authorization by the Federal Energy Regulatory Commission ("FERC") for UBS, none of the execution and delivery of this Agreement, the Related Agreements, the consummation of the transactions contemplated hereby or thereby or compliance by UBS with any of the provisions hereof or thereof will
(i) conflict with or result in a breach of the constitutive documents of UBS,
(ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, hypothecation, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which UBS is a party, or by which UBS or its properties or assets, may be bound or affected (except for such conflicts, breaches or defaults as to which requisite waivers or consents shall be obtained before the Closing), or (iii) violate any law, statute, rule


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
or regulation or order, writ, injunction or decree applicable to UBS or its properties or assets, in each case in clause (ii) or (iii), which conflict, breach, default, right or violation could reasonably be expected to materially impair its ability to consummate the transactions contemplated hereby. Except
(a) as set forth on Schedule 2.2(c), (b) for consents, approvals, or authorizations of, or declarations or filings with, the Bankruptcy Court, (c) for filings pursuant to the HSR Act, if any, and (d) the issuance and continued effectiveness of Power Marketing Authorization for UBS, no material consent or approval by, or any notification of or filing with, any person, firm, corporation, partnership, limited liability company, trust, joint venture, association or entity (governmental or private) is required in connection with the execution, delivery and performance by UBS of this Agreement, the Related Agreements or any of the other agreements, documents and instruments contemplated in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

                     (d) Brokers. Except for UBS Warburg, the fees and expenses of which shall be borne by UBS, no agent, broker, investment banker, person or firm acting on behalf of UBS or under the authority of UBS is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby for which the Enron Parties will be liable.

                                  Article III
                             ADDITIONAL AGREEMENTS

                     3.1. Bankruptcy Actions.

                     (a) As promptly as practicable, but in no event later than January 16, 2002, by 5:00 p.m. the Enron Parties shall file with the Bankruptcy Court their proposed Bankruptcy Court Order designated to be subject to further changes prior to commencement of the continued hearing on January 18, 2002.

                     (b) Enron shall provide UBS with drafts of the proposed Bankruptcy Court Order prior to 5:00 p.m. on January 15, 2002. Enron shall incorporate UBS's comments on the proposed Bankruptcy Court Order made available to Enron prior to January 18, 2002 except to the extent they alter this Agreement or are otherwise inconsistent with applicable law, and shall provide the revised proposed order to UBS, counsel to the Creditors' Committee and the Bankruptcy Court. To the extent practicable under all the circumstances, Enron shall incorporate subsequent comments from UBS received prior to the time the Bankruptcy Court determines to issue its order in respect of this Agreement.

                     (c) Enron and UBS acknowledge that Enron validly served and filed its motion for the Bankruptcy Court Order and that the Bankruptcy Court ordered the bidding with respect to the Gas and Power Business closed on January 11, 2002. Enron shall hereafter continue to comply (or obtain an order from the Bankruptcy Court waiving compliance) with all requirements under the Bankruptcy Code, Federal Rules of Bankruptcy Procedure and orders of the Bankruptcy Court in connection with obtaining the Bankruptcy Court Order.

                     (d) Each of the Enron Parties and UBS shall use their reasonable best efforts to cooperate, assist and consult with each other to secure the entry of the Bankruptcy Court Order no later than January 22, 2002,


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and to consummate the transactions contemplated by this Agreement. Neither the
Enron Parties nor UBS shall file any pleadings or take any position in the Chapter 11 Cases contrary to the approval of the Bankruptcy Court Order and the consummation of the transactions contemplated hereby unless Enron and UBS approve such pleading or position. In the event that the Procedural Order, the Bankruptcy Court Order or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any party (or a petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to any such order), the Enron Parties and UBS will cooperate in taking such steps diligently to defend against such appeal, petition or motion and the Enron Parties and UBS shall use their reasonable best efforts to obtain an expedited resolution of any such appeal, petition or motion.

                     (e) The Enron Parties shall not take any action to cause one or more of its Affiliates that is a debtor in a Chapter 11 or Chapter 7 bankruptcy case to breach any obligation as if they were a Controlled Affiliate hereunder.

                     3.2. Non-Solicitation; Maintenance of Confidentiality.

                     (a) From the date of this Agreement to the Closing, none of the Enron Parties shall, nor shall they permit any of their respective Controlled Affiliates, officers, directors or other representatives (which representatives are acting on Enron's behalf), directly or indirectly to, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than UBS and its representatives) concerning any sale, license, joint venture, partnership or other transfer of the Deliverables or of the Gas and Power Business or any part thereof or similar transaction involving an Enron Party. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or other representative (which representative is acting on Enron's behalf) of an Enron Party, or any of its Controlled Affiliates, whether or not such person is purporting to act on behalf such Enron Party, Controlled Affiliate, or otherwise, shall be deemed to be a breach of this Section 3.2(a) by such Enron Party. In the event that an Enron Party, or any Affiliate thereof receives a proposal relating to any such transaction, Enron shall promptly notify UBS of such proposal and the details thereof.

                     (b) Enron shall not (without the prior written consent of UBS, which shall not be unreasonably withheld or delayed) release any Person from, or waive any provisions of, any confidentiality agreement entered into in connection with the bidding process provided for in the Bidding Procedures, and shall use reasonable best efforts to obtain the return (or receive written confirmation of the destruction) of any confidential materials supplied to any party in the bidding process other than UBS.

                     3.3. Expenses. Each party hereto shall pay its respective investment banking, legal and accounting and other advisors' fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all other agreements, documents and instruments executed pursuant hereto and any other costs and expenses incurred by such party, except as otherwise expressly set forth herein, whether or not Closing occurs.


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
                     3.4. Conduct of Gas and Power Business. From the date hereof until the Closing Date, except as expressly contemplated by this Agreement, or as otherwise consented to by UBS in writing, the Enron Parties shall (i) maintain and keep the Deliverables in as good repair, working order and condition as immediately prior to the date hereof, except for depreciation due to ordinary wear and tear; (ii) keep in full force and effect insurance comparable in amount and scope of coverage to that maintained immediately prior to the date hereof; (iii) comply in all material respects with all applicable requirements of Law, except as could not reasonably be expected to have a Material Adverse Effect; (iv) not enter into or amend, modify, terminate (except as a result of expiration of its term) or waive compliance with any provision of any contract or commitment relating to the Deliverables other than as specifically contemplated by this Agreement; (v) not take, or fail to take, any action which would result in a breach in any material respect of any of the warranties or an inaccuracy in any material respect in any of the representations contained in Section 2.1 or a failure of any of the conditions set forth in Sections 4.1 and 4.2 to be satisfied; (vi) not hypothecate, mortgage, pledge or subject to any Lien any of the Deliverables or grant any interest in, right to or any license of, any of the Deliverables; (vii) not enter into any agreement or make any commitment to take any of the type of action prohibited in the foregoing clauses; and (viii) promptly notify UBS upon becoming aware of any such state of affairs, action or omission.

                     3.5. Further Assurances. (a) Each party hereto agrees to use, and the Enron Parties agree to cause each of their Controlled Affiliates to use, its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV hereof are satisfied, insofar as such matters are within the control of such party. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement shall, and the Enron Parties shall cause their Controlled Affiliates to, insofar as such matters are within the control of such party, take or cause to be taken all such necessary action, including, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

                     (b) Within five business days after the date hereof or at such other time as the Enron Parties and UBS mutually agree is appropriate, the Enron Parties and UBS shall each prepare and file, or cause to be prepared and filed, with the Federal Trade Commission, the Department of Justice, or the relevant foreign entities, as the case may be, all requisite applications and amendments thereto together with related information, data and exhibits necessary to satisfy any applicable requirements of the HSR Act, if any, or any applicable foreign antitrust or competition laws. Each party shall use commercially reasonable efforts to promptly respond to any requests for additional information in connection with such filings and shall take all other reasonable actions to cause the waiting periods under the HSR Act or any applicable foreign antitrust or competition laws to terminate or expire at the earliest possible date after the date of filing.

                     3.6. Access and Information. (a) From the date hereof until the first to occur of the Closing Date and the termination of this Agreement, the Enron Parties shall, and shall cause their Controlled Affiliates to, permit

UBS, its Affiliates and its and their representatives to make such investigation of the business, operations and properties of the Enron Parties and their Controlled Affiliates relating to the Gas and Power Business as such persons reasonably deem necessary or desirable in connection with the transactions contemplated hereby. Such investigation shall include, without limitation, access to the respective officers, employees, agents and representatives (including legal counsel (subject to the protection of privilege) and independent accountants) of the Enron Parties and their Controlled Affiliates relating to the Gas and Power Business and the properties, books, records and commitments of the Enron Parties and their Controlled Affiliates relating to the Gas and Power Business. The Enron Parties shall, and shall cause their Controlled Affiliates to, furnish UBS and its representatives with such financial, operating and other data and information, and copies of documents, with respect to the Gas and Power Business or any of the transactions contemplated hereby, as UBS shall from time to time reasonably request; provided, however, that the Enron Parties shall not be obligated to provide any Customer Data the disclosure of which is prohibited pursuant to any confidentiality agreement. Such access and investigation shall be made upon reasonable notice and at reasonable places and times. Such access and information shall not in any way affect or diminish any of the representations or warranties hereunder.

                     (b) Following the Closing Date, the Enron Parties shall, and shall cause their Controlled Affiliates to, make available to UBS any data and other information in the possession of the Enron Parties and their Controlled Affiliates relating to the Gas and Power Business and the Enron Parties shall reasonably assist UBS in arranging discussions with (and the calling as witnesses in any proceedings related to the Gas and Power Business,
of) officers, employees and agents of the Enron Parties and their Controlled
Affiliates: (i) to defend or prosecute any claims relating to the exercise of the rights granted under the License Agreement; or (ii) for any other purpose reasonably requested by UBS relating to the operation of the Gas and Power Business prior to the Closing Date. As used in this Section 3.6, Controlled Affiliates means Controlled Affiliates who have or have had material involvement with the Gas and Power Business or its business, operations, properties or assets.

                     3.7. Confidentiality. (a) Until the Closing, UBS and the Enron Parties each agree that all financial or other information about UBS, any of its Affiliates or the Enron Parties or any of their Affiliates, or other information of a confidential or proprietary nature, disclosed to the other at any time in connection with the proposed transaction shall be kept confidential by the party receiving such information and shall not be disclosed to any person or used by the receiving party (other than to its Affiliates, agents, employees, lenders, the Creditors' Committee and its professionals, or counsel or in connection with the transactions contemplated by this Agreement) except: (i) with the prior written consent of the disclosing party; (ii) as may be required by applicable law, court or administrative process; (iii) such information which may have been acquired or obtained by such party (other than through disclosure by the other party in connection with the transactions contemplated by this Agreement or resulting from the breach by a third party of a confidentiality agreement without knowledge by the receiving party of the breach); or (iv) such information which is or becomes generally available to the public other than as a result of a violation of this provision. On and after the Closing, the Enron Parties and UBS shall comply with the confidentiality provisions of the License Agreement.

                     (b) The parties acknowledge that each party's damages at law would be an inadequate remedy for the breach by any of the other parties of any provision of this Section 3.7, and agree in the event of such breach that the non-breaching parties may obtain temporary and permanent injunctive relief restraining such breaching parties from such breach, and, to the extent permissible under applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained in this Agreement shall be construed as prohibiting a party from pursuing other remedies available at law or in equity for such breach or threatened breach of this Section 3.7 of this Agreement.

                     3.8. Employee Matters.

                     (a) The Enron Parties shall, and shall cause its Controlled Affiliates to, use commercially reasonable efforts to retain through the Closing all employees necessary or appropriate in UBS's judgment for UBS to operate the business contemplated by the License Agreement, including trading professionals covered by Section 4.2 and employees in the areas of information technology, operations, credit, market risk, research/fundamentals, human resources, accounting and legal functions (the "Eligible Employees"). The Enron Parties shall, and shall use their reasonable best efforts to cause their Controlled Affiliates to, provide such assistance as is reasonably requested by UBS in the process of UBS or its Affiliates hiring such of the Eligible Employees as UBS desires, subject to applicable law. The Enron Parties shall not, and shall not permit their Controlled Affiliates to, take any action to discourage any of the Eligible Employees from becoming an employee of UBS or its Affiliates. UBS shall have no obligation to offer employment to or hire any particular Eligible Employees.

                     (b) Beginning on the date hereof, the Enron Parties shall permit and facilitate UBS's and its Affiliates' communication and meetings with the Eligible Employees, at reasonable times and upon reasonable notice and at Enron locations or other locations reasonably requested by UBS, concerning UBS's plans, operations, business, customer relations and general personnel matters and to interview the Eligible Employees and review such information concerning the Eligible Employees as UBS may reasonably request (subject to obtaining any legally required written permission of any affected Eligible Employee and to other applicable Law). The Enron Parties shall provide to UBS the employment files and records of any Eligible Employee hired by UBS (subject to obtaining any legally required written permission of any affected Eligible Employee and to other applicable Law).

                     (c) The Enron Parties, on behalf of themselves and their Controlled Affiliates, hereby release each Eligible Employee hired by UBS or any Affiliate thereof as contemplated by this Agreement, effective as of the date of such hiring, from (i) any continuing employment obligations (whether under any employment contract or otherwise), (ii) any noncompetition, nonsolicitation and confidentiality obligations, to the extent they are not assigned to UBS or an Affiliate thereof, and (iii) any liabilities arising out of such Eligible Employee's lawful performance of his or her duties while an employee of an Enron Party and/or its Affiliates for matters relating to the periods prior to such hiring by UBS or Affiliate of UBS; provided however, that nothing herein shall constitute or be deemed to be a release of any Eligible Employee from liability arising out of (w) any material unauthorized trading activities, (x) any actions taken that were a material violation of an Enron Party's corporate policies, (y) any gross negligence, willful misconduct or knowing violation of law on the part of such Eligible Employee, or (z) any special payments to such Eligible Employees made in the month prior to the Bankruptcy filing.

                     (d) By the first anniversary of the Closing, UBS shall cause to be paid cash stay put or retention bonuses equal to $11,000,000 in the aggregate (before tax withholdings or other required deductions) to the group of employees agreed to by Enron and UBS in the Gas and Power Business hired by UBS or its Affiliates, with the particular employees receiving such bonuses, the amounts thereof and the time of payment within such year being determined by UBS in its sole discretion. UBS shall pay interest to Enron at a rate per annum equal to 30 day LIBOR (as determined by UBS) on any portion of the $6,000,000 referred to in Section 4.2(i) to the extent it has not been spent by UBS pursuant to this Section 3.8(d), it being understood that for purposes of calculating interest, the $6,000,000 shall be deemed to be applied to pay such stay put or return bonuses prior to any other UBS funds.

                     3.9. Taxes. (a) The Enron Parties and UBS shall each bear 50% of all stamp, transfer, excise, documentary, sales, use, registration and other similar taxes and fees (including any penalties and interest) arising out of or in connection with the transactions contemplated by this Agreement and the other agreements, documents and instruments executed pursuant hereto. The party responsible for filing any necessary tax returns and other documentation with respect to any such Taxes shall at its own expense properly file such return or other documentation and provide to the other parties evidence of filing and payment of all such taxes. The Enron Parties and UBS will reasonably cooperate with one another to lawfully minimize such taxes. Nothing in this Section 3.9(a) shall affect the provisions of Section 3.9(c).

                     (b) Notwithstanding any other provision contained in this Agreement, the License Agreement and the other Related Agreements, the covenants contained in this Section 3.9 shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions).

                     (c) Notwithstanding any other provision contained in this Agreement, the License Agreement and the other Related Agreements, UBS shall be responsible for all taxes imposed on UBS or its Affiliates under Part IX of the Excise Tax Act (Canada) in respect of the transactions pursuant to the License Agreement and the other Related Agreements; provided, however, that UBS shall not be responsible for such taxes imposed in respect of any Royalty that is paid and required to be paid to Enron Canada Corp. by a non-resident (for the purposes of such Act) of Canada that is not registered for purposes of such Part
IX. UBS agrees to cause any payor (that is registered for purposes of Part IX of the Excise Tax Act (Canada)) of a Royalty to Enron Canada Corp. to claim input tax credits in respect of such taxes and so long as the payor of a Royalty to Enron Canada Corp. is registered for purposes of Part IX of the Excise Tax Act (Canada), Enron Canada Corp. agrees to indemnify the Royalty payor for any Losses arising from the denial by Canada Customs and Revenue Agency of all or part of such credits; provided that the Royalty payor shall, to the extent requested by and at the cost of Enron Canada Corp., object to such denial and shall provide reasonable cooperation in respect of such objection.

                     (d) All payments by UBS and its Affiliates, as the case may be, under this Agreement, the License Agreement and the other Related Agreements shall be made free and clear of, and without reduction for, any withholding taxes or other governmental charges. The preceding sentence shall not apply (i) to a payment made to a payee that for purposes of the relevant withholding tax or governmental charge is no longer a resident of the country of which it was a resident on the Effective Date, (ii) to a Royalty payment, if any, made and required to be made to Enron Canada Corp.; provided, however, that before effecting any such withholding on payments to Enron Canada Corp., UBS will consult with Enron Canada Corp. regarding the need to withhold and alternatives that could reduce such withholding and shall use its best efforts to adopt such an alternative requested by Enron Canada Corp., so long as such alternative is not detrimental to UBS in UBS's judgment; and provided further, however, that UBS, to the extent requested by, and at the cost of, Enron Canada Corp., will cooperate with Enron Canada Corp. in connection with refund claims that Enron Canada Corp. seeks to pursue in respect of any amounts withheld by UBS or its Affiliates, and (iii) to a payment made to a payee to the extent that such withholding taxes or other governmental charges in respect of such payee exceed the amount of such taxes or charges that would have been imposed if the payee had been Enron.

                     (e) Except to the extent inconsistent with either a change of law or a written determination by a taxing authority addressed to a party to this Agreement, the parties agree that the payments made pursuant to Article V of the License Agreement represent the fair market value of the licenses granted thereunder. The parties shall treat such payments, for all United States and Canadian income tax purposes, as royalties (within the meaning of Section 61(a)(6) of the Internal Revenue Code of 1986, as amended) in respect of such licenses and shall refrain from taking any position inconsistent with such treatment. The foregoing shall not apply to so much of the payments made pursuant to Article V of the License Agreement as does not exceed, in the aggregate, the depreciated book value of the assets transferred pursuant to
Article III of the License Agreement as reflected on the Enron Parties' books and records as of the date of such transfer.

                                   Article IV
                              CONDITIONS PRECEDENT

                     4.1. Conditions of Obligations of UBS and Enron Parties. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

                     (a) The Procedural Order shall not have been vacated, stayed, amended reversed and/or modified.

                     (b) The Bankruptcy Court shall have approved and entered in the Chapter 11 Case the Bankruptcy Court Order (together with any related findings of fact or conclusions of law) approving this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. The Bankruptcy Court Order shall not have been vacated, stayed, amended, reversed and/or modified. The Bankruptcy Court Order shall contain (or be accompanied by) findings of fact and conclusions of law by the Bankruptcy Court that, among other things, find and conclude that (i) the transactions contemplated hereby and by the Related Agreements are in good faith and otherwise satisfy the provisions of Section 363, including Section 363(m), and 365 of the Bankruptcy Code and (ii) Enron has complied with the notice requirements of Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure and any applicable rules of the Bankruptcy Court with respect to the transactions contemplated by this Agreement and by the Related Agreements.

                     (c) The waiting period applicable to the transactions contemplated hereby and by the Related Agreements under the HSR Act, if applicable, shall have expired or been terminated, all necessary foreign filings shall have been made, all applicable waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of any relevant foreign jurisdiction shall have expired, lapsed or been terminated and all statutory or regulatory obligations in any relevant foreign jurisdiction shall have been complied with in each case in connection with the transactions contemplated hereby, and all necessary authorizations from any foreign Governmental Entity shall have been obtained and all such authorizations shall remain in full force effect and there shall be no notice of any intention to revoke, suspend or adversely restrict or modify any of the same.

                     (d) No action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. sec. 1334) brought by any Governmental Entity shall be pending to enjoin, restrain or prohibit the transactions contemplated hereby or by the Related Agreements, or that would be reasonably likely to prevent or make illegal the transactions contemplated hereby or by the Related Agreements.

                     (e) No Governmental Entity shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby or by the Related Agreements.

                     (f) The Bankruptcy Court Order shall provide and declare that the Related Agreements shall be, upon execution of such agreements, the legal, valid and binding obligation of the Enron Parties enforceable in accordance with their terms.

                     4.2. Conditions of Obligations of UBS. The obligations of UBS to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following further conditions unless waived in writing by UBS:

                     (a) Representations, Warranties and Covenants. Each of the representations and warranties of the Enron Parties contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except with respect to representations and warranties made as of a specified date, which shall be true and correct as of such date, and the Enron Parties shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with on or prior to the Closing Date.

                     (b) Certificates. UBS shall have received a certificate of an executive officer of each Enron Party, confirming the matters set forth in the first sentence of Section 4.2(a) in form and substance reasonably satisfactory to UBS.

                     (c) Related Agreements. The Related Agreements shall have been executed and delivered by the Enron Parties.

                     (d) Consents, Amendments and Terminations. The Enron Parties shall have procured and delivered to UBS duly executed and delivered copies of all waivers, consents, terminations and approvals set forth on
Schedule 2.1(c), all in form and substance reasonably satisfactory to UBS.

                     (e) Employment Agreements and Offer Letters. Lawrence Greg Whalley and the other persons agreed to by Enron and UBS shall have entered into an employment and noncompetition and nonsolicitation agreement or offer letters with UBS, as appropriate for such individuals, in each case in form and substance satisfactory to UBS in its sole discretion.

                     (f) Leases. Enron shall have entered into lease agreements (the "Lease Agreements") in form and substance reasonably satisfactory to UBS providing UBS with such office space of Enron and its Affiliates as UBS believes is necessary or desirable for operation of the business contemplated by the License Agreement, and such Lease Agreements shall reflect the terms set forth on Schedule 4.2(f) hereto.

                     (g) Canada. The closing shall have occurred (or shall occur substantially simultaneously with the Closing) of the arrangements entered into between Enron's Canadian Affiliates and UBS or its Canadian Affiliate, which arrangements shall provide UBS or such Affiliate with such intellectual property and technology and related services, trading professionals and support personnel and office space and fixtures, furniture and equipment, such that UBS (or its Affiliate) shall have the ability to conduct the Gas and Power Business in Canada and with Canadian counterparties in substantially the manner historically conducted by Enron and its Affiliates, all pursuant to documentation reasonably satisfactory in form and substance to UBS and Enron. Such arrangements shall not entail expenditures to be funded by UBS or its Affiliates in excess of $4,000,000, beyond the royalties already provided for in the License Agreement, other than real estate lease payments pursuant to any assumed leases in Calgary and Toronto and employee expense of UBS. The closing of the foregoing arrangements shall only be a condition to Closing if UBS shall so fund $4,000,000.

                     (h) Order Regarding Royalty Acceleration. The Bankruptcy Court Order shall provide that, upon exercise by UBS of the option set forth in Sections 6.1 and 6.2 of the License Agreement, at UBS's election under Section
6.2 of the License Agreement, either (i) all right, title and interest of the Enron Parties in the Deliverables transferred to UBS or its Affiliates upon the closing of such exercise shall fully and irrevocably vest in UBS (or such Affiliates) or (ii) the licenses provided in the License Agreement become perpetual as provided therein, and that the transfer or license of the Deliverables, or the making of the licenses perpetual, is in good faith and otherwise satisfies the provisions of Section 363 and 365 of the Bankruptcy Code.

                     (i) Employee Bonuses. Enron shall have paid to UBS $6,000,000 cash, which amount shall be applied by UBS in accordance with Section 3.8(d).

                     4.3. Conditions of Obligations of the Enron Parties. The obligations of the Enron Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following further conditions unless waived in writing by Enron:

                     (a) Representations, Warranties and Covenants. Each of the representations and warranties of UBS contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except with respect to representations and warranties made as of a specified date, which shall be true and correct as of such date, and UBS shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with on or prior to the Closing Date.

                     (b) Certificates. Enron shall have received a certificate of a duly authorized officer of UBS confirming the matters set forth in Section 4.3(a) in form and substance reasonably satisfactory to Enron.

                     (c) Related Agreements. The License Agreement and the Lease Agreements shall have been executed and delivered by UBS.

                     (d) Other Documents. Enron shall have received such other customary documents, certificates or instruments as it may reasonably request.

                                   Article V
                                INDEMNIFICATION

                     5.1. Indemnification. (a) The Enron Parties jointly and severally agree to indemnify and hold harmless UBS and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives (the "UBS Indemnified Parties") from and against any and all liabilities, judgments, claims (including claims of creditors of the Enron Parties), settlements, losses (including dimunitions in value), damages, fees, Liens, Taxes, penalties, obligations and expenses (including reasonable fees and disbursements of counsel) (collectively, "Losses") incurred or suffered by any such person arising from, by reason of or in connection with:

                    (i) any misrepresentation or breach of any representation or warranty of any Enron Party contained in this Agreement;

                    (ii) any breach of any covenant or agreement of any Enron Party contained in this Agreement, other than breaches the consequences of which are immaterial in the context of this Agreement;

                    (iii) any and all liabilities or obligations of any of the Enron Parties or their Affiliates, or the failure of any of the Enron Parties or their Affiliates to pay or discharge the same, including (A) any and all Enron Parties Liabilities and (B) any liabilities resulting from a claim by a Governmental Entity or Enron Employee, whether or not hired by UBS, that relate to the employment of Enron Employees, including any liability under the Worker Adjustment and Retraining Notification Act or otherwise relating to the discharge of Enron Employees;

                    (iv) any Taxes (A) attributable to the Gas and Power Business or the Deliverables for any period or portion thereof ending on or before the Closing Date or (B) imposed on any Enron Party, any Affiliate of an Enron Party or any Enron Tax Group; and

                    (v) any and all actions, suits, proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (iv) of this Section 5.1(a);

provided, however, that the UBS Indemnified Parties shall not be entitled to indemnification under clause (i) above (other than Losses relating to a breach of Section 2.1(k)) until the aggregate amount of Losses (together with Losses under clause (i) of Section 19.1(a) of the License Agreement, without duplication) exceeds $5,000,000 (the "UBS Threshold"), at which point the UBS Indemnified Parties shall be entitled to indemnification for all Losses, without giving effect to the UBS Threshold, that in the aggregate exceed $2,500,000; provided further that the maximum amount for which the UBS Indemnified Parties shall be entitled to indemnification under clause (i) above (together with clause (i) of Section 19.1(a) of the License Agreement, without duplication) shall be $100,000,000. Effective upon the Closing, payments of indemnity pursuant to this Section 5.1(a) shall be made only through set offs made pursuant to Section 5.6. The disclosure of any matter by the Enron Parties pursuant to the exceptions for disclosure in the representations and warranties of such parties shall not limit the indemnity pursuant to clause (iii) above, such that the UBS Indemnified Parties shall be indemnified for the matters set forth in Schedules 2.1(f) and (g) to this Agreement.

                     (b) UBS agrees to indemnify and hold harmless each Enron Party and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives (the "Enron Indemnified Parties") from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, Liens, Taxes, penalties, obligations and expenses (including reasonable fees and disbursements of counsel) (collectively, "Enron Losses") incurred or suffered by any such person arising from, by reason of or in connection with:

                    (i) any misrepresentation or breach of any representation or warranty of UBS contained in this Agreement;

                    (ii) any breach of any covenant or agreement of UBS contained in this Agreement, other than breaches the consequences of which are immaterial in the context of this Agreement;

                    (iii) any and all liabilities or obligations of UBS for the Assumed Obligations or the failure by it to pay or discharge the same; and

                    (iv) any and all actions, suits, proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (iii) of this Section 5.1(b);

provided, however, that the Enron Indemnified Parties shall not be entitled to indemnification under clause (i) above until the aggregate amount of Enron Losses (together with Enron Losses under clause (i) of Section 19.1(b) of the License Agreement, without duplication) exceeds $5,000,000 (the "Enron

Threshold"), at which point the Enron Indemnified Parties shall be entitled to indemnification for all Enron Losses, without giving effect to the Enron Threshold, that in the aggregate exceed $2,500,000; provided further that the maximum amount for which the Enron Indemnified Parties shall be entitled to indemnification under clause (i) above (together with clause (i) of Section 19.1(b) of the License Agreement, without duplication) shall be $100,000,000.

                     5.2. Certain Limitations. The remedies provided in this
Article V shall be the exclusive remedies of the parties for any claims for monetary damages under this Agreement, other than any claim relating to fraud. This Article V and Article XIX of the License Agreement each provide indemnification among the parties hereto and, with respect to any claim that may be brought under either Article, such claim may be brought under either Article, or both, but any Loss or Enron Loss resulting from such claim may only be recovered once.

                     5.3. Procedures Relating to Third Party Claims. (a) In order for an indemnified party to be entitled to any indemnification provided for under this Article V arising from, by reason of, or otherwise in connection with an asserted or unasserted claim or demand made or which might be made by any Person against the indemnified party (a "Third Party Claim"), the indemnified party must send reasonably prompt notice to the indemnifying parties in writing of the Third Party Claim, including the nature and basis of such claim to the extent known by the indemnified party (the "Indemnification Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure. Each party shall provide to the other parties, upon such other parties' written request, reasonable access during normal business hours to the books, records and personnel in their possession or under their control which are reasonable necessary to verify such claim. UBS shall defend all Third Party Claims against it for which it may seek indemnity hereunder or under the License Agreement with a degree of diligence consistent with UBS's customary defense of litigation against it.

                     (b) If a Third Party Claim is made against an indemnified party, the indemnified party shall allow the indemnifying party to consult with the indemnified party regarding the defense of such Third Party Claim, including any settlement thereof, and the indemnifying party shall be entitled to participate in the defense thereof, it being understood that the indemnified party shall control the defense of such Third Party Claim and shall not be required to take any action that may jeopardize any attorney-client privilege. An indemnified party shall not agree to settle any Third Party Claim for monetary damages without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

                     5.4. Procedures Related to Claims other than Third Party Claims. In the event any indemnified party should have a claim for indemnification against the indemnifying parties under this Article V that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying parties. The failure by any indemnified party so to notify the indemnifying parties shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure.

                     5.5. Calculation of Indemnity Payments. The amount of any indemnity payment shall be decreased to take account of the net present value of any reasonably expected net Tax benefits to the indemnified party (using a discount rate of 10% per annum) and increased to take account of the net present value of any net Tax cost to the indemnified party that is reasonably expected by the indemnified party (using a discount rate of 10% per annum) arising from the receipt of any payment hereunder (grossed up for such increase) as calculated in good faith by the indemnified party.

                     5.6. Right of Set-Off. UBS (or its Affiliates on its behalf) may set off any amounts owed to UBS (or any of its Affiliates) by any Enron Party or any of its Controlled Affiliates pursuant to this Article V, any of the other provisions of this Agreement, any Related Agreement or any other document or agreement contemplated hereby or thereby against any amounts to be paid to an Enron Party pursuant to the License Agreement or any other Related Agreement.

                                   Article VI
                                 MISCELLANEOUS

                     6.1. Entire Agreement. This Agreement, the Related Agreements and the other agreements, documents and instruments contemplated in connection with this Agreement and the schedules and exhibits hereto and thereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties.

                     6.2. Termination. (a) This Agreement shall terminate on the earliest to occur of any of the following events:

                    (i) the mutual written agreement of UBS and Enron;

                    (ii) by written notice of UBS or Enron to the other, if the Closing shall not have occurred prior to 11:59 p.m. (New York time) on the 60th day after the date hereof, provided that the right to terminate this Agreement pursuant to this
                    Section 5.2(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing Date to have occurred on or prior to such date;

                    (iii) by written notice of UBS to Enron, if (A) the Sale Hearing is not held on or prior to January 18, 2002 or (B) the Bankruptcy Court Order shall not have been entered by the Bankruptcy Court on or prior to January 22, 2002, and as of the time of such termination has not been entered;

                    (iv) by written notice of UBS to Enron upon (A) the conversion of the Chapter 11 Case to cases under chapter 7 of the Bankruptcy Code, (B) the filing of a plan of reorganization by Enron which does not provide for the transactions among the parties hereto (and their Affiliates) provided for in the License Agreement or (C) the appointment of a Chapter 11 trustee in the Bankruptcy case; provided that, so long as the events described in (A) or (C) shall not impair the ability of any of the Enron Parties to perform their obligations hereunder and under the Relevant Agreements and to consummate the transactions contemplated hereby or thereby, such events alone shall not entitle UBS to terminate this Agreement;

                    (v) by written notice of UBS to Enron, if any Enron Party shall have materially breached any of its representations, warranties or agreements contained herein; provided that any such breach or breaches is not curable or, if curable, is not cured within 10 business days after UBS gives Enron written notice identifying such breach or breaches; or

                    (vi) by written notice of Enron to UBS, if UBS shall have materially breached any of its representations, warranties or agreements contained herein; provided that any such breach or breaches is not curable or, if curable, is not cured within 10 business days after Enron gives UBS written notice identifying such breach or breaches.

                     (b) Nothing in this Section 6.2 shall relieve any party of any liability for a breach of this Agreement prior to the termination hereof. Except as aforesaid, upon the termination of this Agreement in accordance with its terms, all rights and obligations of the parties under this Agreement shall terminate, except their obligations under Sections 1.4, 3.3 and 3.7.

                     6.3. Descriptive Headings; Certain Interpretations. (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                     (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting;
(iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) "$" and "dollars" refer to lawful money of the United States of America; and (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.

                     6.4. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to UBS, to:

                     UBS AG
                     c/o UBS Warburg
                     299 Park Avenue
                     New York, NY  10171
                     Facsimile:  (212) 821-5804
                     Attention:  Robert C. Dinerstein
with copies to:

                     Covington & Burling
                     1330 Avenue of the Americas
                     New York, New York  10019
                     Facsimile:  (212) 841-1010
                     Attention:  Michael B. Hopkins

                     Sullivan & Cromwell
                     125 Broad Street
                     New York, New York  10004
                     Facsimile:  (212) 558-3588
                     Attention:  Joseph B. Frumkin

If to an Enron Party to:

                     Enron Corp.
                     1400 Smith Street
                     Houston, Texas  77002
                     Facsimile:  (713) 646-2733
                     Attention: Mark Muller

with copies to:

                     Enron Corp.
                     1400 Smith Street
                     Houston, Texas  77002
                     Facsimile: (713) 646-3393
                     Attention: Lance Schuler

                     Weil, Gotshal & Manges LLP
                     100 Crescent Court, Suite 1300
                     Dallas, TX  75201
                     Facsimile:  (214) 746-7777
                     Attention:  Mary R. Korby

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                     6.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                     6.6. Survival. All representations and warranties contained in this Agreement or in any document, certificate or instruments delivered pursuant hereto or in connection herewith (unless otherwise expressly provided herein or therein) shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect until the first anniversary of the date of this Agreement; provided that the representations and warranties in paragraphs (b), (g) and (j) of Section 2.1 shall survive for the periods permitted by law, and the representations and warranties in paragraph
(k) of Section 2.1 shall survive until the expiration of the applicable statute of limitations (taking into account any applicable extensions); provided further that no party's indemnification obligations under Section 5.1 shall terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a good faith claim by delivering a notice of such claim to the indemnifying party.

                     6.7. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and not for the benefit of any third party, except as otherwise expressly provided in Section 3.8(c).

                     6.8. Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                     6.9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto; except that UBS may pledge or assign all or part of its rights and obligations hereunder to any Affiliate thereof, so long as such UBS guarantees the payment and performance by such Affiliate hereunder. Following any such permitted assignment, the term "UBS" shall mean such assignee. Any purported assignment not permitted by this Section shall be void.

                     6.10. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                     6.11. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE BANKRUPTCY COURT FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT

AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN THE BANKRUPTCY COURT).

                     6.12. No Partnership. Each party to this Agreement agrees that this Agreement, the Related Agreements and all other arrangements, agreements and transactions contemplated thereby are not intended to constitute, either severally or in the aggregate, a partnership between any of the Enron Parties, on the one hand and UBS or any of its Affiliates, on the other hand; and, each party to this Agreement further agrees that it will not hold itself out or permit any of its subsidiaries to hold itself out as such a partner or commit any other act or file any document with any Governmental Entity that is inconsistent with the foregoing.

                     6.13. Termination of Confidentiality Agreement. Upon the execution and delivery of this Agreement by all parties hereto, the confidentiality letter agreement, dated November 30, 2001, between UBS and Enron, shall terminate and shall have no further force or effect.

                                  Article VII
                                  DEFINITIONS

                     As used herein, the terms below shall have the following meanings:

                     "Affiliate" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                     "Bankruptcy Code" has the meaning set forth in the introduction hereof.

                     "Bankruptcy Court" has the meaning set forth in the introduction hereof.

                     "Bankruptcy Court Order" means an order of the Bankruptcy Court, in form and substance acceptable to Enron and UBS, approving (i) the entry by the Enron Parties and UBS into the transactions contemplated by this Agreement, including without limitation the entry into the Related Agreements and (ii) the payments by Enron pursuant to Section 4.2(i).

                     "Bidding Procedures" means the bidding procedures in the Chapter 11 Case established by order of the Bankruptcy Court on December 19, 2001.

                     "Chapter 11 Case" has the meaning set forth in the introduction hereof.

                     "Closing" has the meaning set forth in Section 1.3.

                     "Closing Date" has the meaning set forth in Section 1.3.

                     "Code" means the Internal Revenue Code of 1986, as amended.

                     "Controlled Affiliate" shall mean, with respect to any Enron Party, any Person that, directly or indirectly, through one or more intermediaries, is controlled by such Enron Party; provided that if any such

Person shall have filed a voluntary petition for relief commencing a case under Chapter 7 or 11 of the Bankruptcy Code or shall be the subject of such a case, involuntarily, then such Person shall be deemed not to be a Controlled Affiliate solely with respect to actions taken or failed to be taken by such person after such filing or such person becoming subject to such case.

                     "Creditors' Committee" means the official committee of unsecured creditors appointed in the Chapter 11 Case

                     "Customer Data" has the meaning given to such term in the License Agreement.

                     "Deliverables" has the meaning given to such term in the License Agreement.

                     "Eligible Employees" has the meaning set forth in Section 3.8(a).

                     "Enron" has the meaning set forth in the preamble hereto.

                     "Enron Benefit Plans" has the meaning set forth in Section 2.1(j).

                     "Enron Employees" means employees of the Enron Parties or the Gas and Power Business (whose duties primarily relate to the Gas and Power Business).

                     "Enron Losses" has the meaning set forth in Section 5.1(a).

                     "Enron Party" and the correlative term "Enron Parties" has the meaning set forth in the preamble hereto.

                     "Enron Parties Liabilities" has the meaning set forth in
Section 1.2.

                     "Enron Tax Group" means any consolidated, combined or unitary group of which any Enron Party or any Affiliate of an Enron Party is or has been a member with respect to any Tax.

                     "Environmental Laws" has the meaning set forth in Section 2.1(g).

                     "ERISA" has the meaning set forth in Section 2.1(j).

                     "FERC" has the meaning set forth in Section 2.2(c).

                     "Gas and Power Business" has the meaning set forth in the introduction hereof.

                     "Gas and Power Commodities" has the meaning set forth in the introduction hereof.

                     "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, bureau or other authority or instrumentality, domestic or foreign.

                     "Hardware" has the meaning given to such term in the License Agreement.

                     "Hazardous Materials" has the meaning set forth in Section 2.1(g).

                     "HSR Act" has the meaning set forth in Section 2.1(c).

                     "Indemnification Notice" has the meaning set forth in
Section 5.3(a).

                     "Intellectual Property Rights" means any patent rights, copyrights, trade secrets, trademarks, service marks, trade names, business names, trade dress, trade styles, designs, logos, and other source or business identifiers, moral rights, know-how, and other similar rights recognized under any laws or international treaties or conventions, and in any country or jurisdiction in the world, as intellectual creations to which rights of ownership accrue, and all registrations, applications, disclosures, renewals, extensions, continuations or reissues of the foregoing now or hereafter in force.

                     "Laws" has the meaning set forth in Section 2.1(g).

                     "Lease Agreements" has the meaning set forth in Section 4.2(f).

                     "License Agreement" has the meaning set forth in Section
1.1.

                     "Lien" means any lien, pledge, charge, option, restriction on transfer, claim, mortgage, deed to secure debt, deed of trust, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind; provided that neither (i) a financing statement filed by the lessor of equipment to evidence its leasehold interest in such equipment nor (ii) restrictions imposed as a result of the filings of the Petitions, shall constitute a Lien.

                     "Losses" has the meaning set forth in Section 5.1(a).

                     "Material Adverse Effect" means a material adverse effect on the ability to operate the Gas and Power Business in a manner consistent with the operation of the Gas and Power Business prior to the filing of the Petitions in the first three quarters of 2001.

                     "Person" or "person" means any individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, or other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                     "Petitions" has the meaning set forth in the introduction hereof.

                     "Power Marketing Authorization" means authorization by FERC under Section 205 of the Federal Power Act to make sales of electricity at market-based rates, which authorization is subject to conditions not materially less favorable to UBS than the authorizations routinely issued by FERC to other power marketers.

                     "Procedural Order" means the order of the Bankruptcy Court of December 19, 2001 approving the Bidding Procedures and scheduling the Sale Hearing for January 11, 2002.

                     "Related Agreements" means the License Agreement, the Lease Agreements and any other document or agreement contemplated hereby or thereby between any of UBS and its Affiliates on the one hand, and Enron and its Affiliates, on the other.

                     "Royalty" has the meaning given to such term in the License Agreement.

                     "Sale Hearing" means the hearing scheduled and held by the Bankruptcy Court on the approval of this Agreement and the transactions contemplated hereby.

                     "Securities Act" means the Securities Act of 1933, as amended.

                     "Tax" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on Enron, including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties.

                     "Third Party Claim" has the meaning set forth in Section 5.3(a).

                     "Transaction Approval Motion" has the meaning set forth in
Section 3.1(a).

                     "UBS" has the meaning set forth in the preamble hereto.

                     "VaR Model" has the meaning set forth in Section 2.1(o).

                     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                ENRON CORP.

                                By: /s/ Mark S. Muller
                                    ---------------------------------------
                                    Name: Mark S. Muller
                                    Title: Executive Vice President,
                                            Corporate Development



                                ENRON NORTH AMERICA CORP.

                                By: /s/ Mitchell S. Taylor
                                    ---------------------------------------
                                    Name: Mitchell S. Taylor
                                    Title: Agent and Attorney-in-Fact



                                ENRON NET WORKS L.L.C.

                                By: /s/ Jeffrey R. Golden
                                    ---------------------------------------
                                    Name: Jeffrey R. Golden
                                    Title: Agent and Attorney-in-Fact



                                UBS AG

                                By: /s/ Robert C. Dinerstein
                                    ---------------------------------------
                                    Name: Robert C. Dinerstein


                                By: /s/ Robert Mills
                                    ---------------------------------------
                                    Name: Robert Mills